EXHIBIT 32.2

CERTIFICATION
PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b)
UNDER THE SECURITIES AND EXCHANGE ACT OF 1934
AND 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-QSB (the"Report") of Diamond Entertainment Corporation (the "Company") for the quarter ended September 30, 2006, I, Jeffrey I. Schillen, Executive President, Sales and Marketing and Co-Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:
(1)	the Report fully complies with the requirements of section 13(a)or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey I. Schillen
Jeffrey I. Schillen
Title: Executive Vice President, Sales and Marketing
and Co-Chief Executive Officer
Date: November 20, 2006